Exhibit 21

       SUBSIDIARIES OF CFI PROSERVICES, INC., DBA CONCENTREX INCORPORATED

Name of Subsidiary and                     Percentage of Securities Owned
JURISDICTION IN WHICH ORGANIZED         DIRECTLY BY CFI PROSERVICES, INC.

ULTRADATA Corporation (Delaware)                      100%
MECA Software, L.L.C. (Delaware)                       99%
MoneyScape Holdings, Inc. (Oregon)                    100%






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                                                                      Exhibit 23

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated January 28, 2000 included in this Form 10-K into the Company's previously filed Registration Statements File No. 33-70506, No. 33-89872, No. 333-11351, No. 333-87901 and No. 333-32820 on Form S-8.

                                                             ARTHUR ANDERSEN LLP

Portland, Oregon
March 30, 2000